UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 21, 2014, Pinnacle Entertainment, Inc. (the “Company”) entered into a First Amendment to Agent Agreement (the “Amendment”) with Wunderlich Securities, Inc. (“Wunderlich”) to amend the Agent Agreement, dated July 29, 2011, by and between the Company and Wunderlich (the “Agent Agreement”) related to the Company’s Owner’s Club Stock Program pursuant to which the Company may issue shares of its common stock to customers as an award for their patronage of the Company’s casinos. The Amendment extended the term of the Agent Agreement from July 28, 2014 until April 20, 2017 and increased the number of shares of the Company’s common stock subject to the Agent Agreement from 200,000 to 550,000. The Amendment also made other immaterial changes to the terms of the Agent Agreement.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Amendment to Agent Agreement, dated as of April 21, 2014, between Pinnacle Entertainment, Inc. and Wunderlich Securities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: April 21, 2014	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	First Amendment to Agent Agreement, dated as of April 21, 2014, between Pinnacle Entertainment, Inc. and Wunderlich Securities, Inc.